EXHIBIT 3.4

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                                ENTERACTIVE, INC.

                Under Section 242 of the General Corporation Law

                         _____________________________

         It is hereby certified that:

         1.  The   name  of  the   corporation   is   Enteractive,   Inc.   (the
"Corporation").

         2. The amendment of the certificate of incorporation effected by this certificate of amendment is to change the name of the Corporation.

         3.  To  accomplish  the  foregoing   amendment,   the   certificate  of
incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the corporation is: Cornerstone Internet Solutions Company (the "Corporation")."

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

Signed and acknowledged on July 2, 1998.


                                        ENTERACTIVE, INC.


                                        By:________________________________
                                           Name:  Andrew Gyenes
                                           Title: Chairman of the Board

ATTEST:


---------------------------
Kenneth Gruber,
Secretary